EXHIBIT  23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated June 28, 2004 relating to the financial statements of Capital Resource Funding. in the Registration Statement on Form SB-2/A dated October 22, 2004, and Prospectus, and to the reference to our firm as 'Experts in Accounting'.



/s/  Traci  J.  Anderson


Huntersville,  North  Carolina
October  22,  2004